Exhibit 99.1

News Release

For immediate release	For more information contact:
March 6, 2015	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Acquires MD Office Solutions, Inc.

•	Mobile Diagnostic Imaging Business based in Northern California

•	Opens Up a New Mobile Imaging Market for Digirad

Suwanee, GA.- March 6, 2015 - Digirad Corporation (Nasdaq: DRAD), the leader in providing diagnostic imaging services and technology on an as needed, when needed and where needed basis, announced today that it acquired MD Office Solutions, Inc. (“MD Office”), a mobile diagnostic imaging provider servicing customers in Northern California.
Digirad President and CEO Matthew G. Molchan commented, “As we have been discussing over the last year, one component of our growth strategy is to complete disciplined, tuck-in acquisitions within our core businesses. MD Office is a very well-run business providing the same mobile nuclear diagnostic imaging services as us. They are in a geographical region that we are not currently in, which fits squarely within our acquisition strategy. We are very excited to have the MD Office employees join the Digirad family, and we are excited to be in this new region and the growth opportunities it presents.”
MD Office generated approximately $2.9 million in revenues in 2014. Once MD Office goes through a short integration period, it is expected to be accretive on an EBITDA basis, producing over $500,000 of EBITDA on an annual basis, assuming the same level of 2014 revenues.
Total upfront consideration issued at closing was 610,000 common shares of the Company. In addition, there is a cash earn-out opportunity of up to $400,000 over approximately three years based on meeting certain EBITDA targets. MD Office will continue to operate from its Northern California location. Further information is continued in a Form 8-K filed with the U.S. Securities and Exchange Commission.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.